United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
November 18, 2005
(Date of Report)
Sun Oil & Gas Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-28767	88-0403070
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Hastings Street, Suite 1750, Vancouver BC, Canada	V6E 2K3
(Address of principal executive offices)	(Zip Code)
(604) 683-2220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Background
     On October 17, 2005, Sun Oil & Gas Corp. (the “Registrant”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which Hanzhong Fang and China U.S. Bridge Capital, Ltd. (together, the “Buyers”) acquired from EH&P Investments, John D. Swain, Fred Holcapek, PH Holding Group, Ma Cheng Ji, Zhou Wei, Zeng Xiu Lan, Gu Xiao Dong, Jacksonville Management Ltd., Colin Wilson, Alliance Capital Management, Inc. (collectively, the “Sellers”) approximately 74.3% of the issued and outstanding shares of common stock of the Registrant (the “Transaction”). There were no material relationships between the Registrant or its affiliates and any of the parties to the Stock Purchase Agreement, other than in respect of the Stock Purchase Agreement.
     Immediately prior to the closing of the Transaction, Peter G. Wilson served as the sole member of the board of directors of the Registrant (the “Board of Directors”). Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, (1) the Buyers’ nominee, Zhenggang Wang, was appointed to the Board of Directors, (2) Peter G. Wilson tendered an undated resignation from the Board of Directors, with the understanding that such resignation would be accepted at a future date, to be determined by the Buyers, after the closing of the Transaction, and (3) the parties agreed to appoint the Buyers’ nominee, Jimei Liu, to the Board of Directors at a future date to be determined by the Buyers.
     Appointment of Jimei Liu to the Board of Directors
     Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, on November 14, 2005, Jimei Liu was appointed to the Board of Directors.
     Ms. Liu, age 34, currently serves as the senior manager of the human resources and administration department of Yongxin Digital Technology Co., Ltd., a position she assumed in January 2005. Prior to that, from 2000 until December 2004, Ms. Liu served in a variety of supervisory positions with UTStarcom (China) Co., Ltd., including senior business human relations manager and national recruiting manager. From 1996 to 2000, Ms. Liu was a human resources supervisor for Tinghsin Food Group.
     Ms. Liu does not hold any other directorships with reporting companies in the United States. There are no family relationships between Ms. Liu and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Ms. Liu (or any member of her immediate family) had or is to have a direct or indirect material interest.

     Departure of Peter G. Wilson as Director
     Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, on November 14, 2005, the Board of Directors accepted the resignation of Peter G. Wilson as a member of the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2005	SUN OIL & GAS, INC.
/s/ Zhenggang Wang
Zhenggang Wang
Chairman of the Board & Chief Executive Officer